Filed Pursuant to Rule 433
Registration Statement No. 333-133985
January 26, 2007

The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

SAIL 06-2 vs SASCO 07-BC1 Comparison

Collateral and Structural Changes

January 2007

Our Strategy: Improve Collateral Characteristics in Our
Securitization Pools

Comparison of SAIL 2006-2 vs. SASCO 2007-BC1 Characteristics

2005/Early 2006 Performance and Recent Improvements

85%

88%

Full CLTV

3%

5%

1st liens, FICO < 620 with Silent Seconds

14%

28%

1st liens with Silent Seconds

52%

42%

Full CLTV > 95, Full Doc

99%

91%

1st lien

36%

44%

CA

59%

51%

Full Doc

38%

45%

Stated Doc

24%

47%

Purchase

64%

49%

Cash Out Refinance

6%

12%

Non-Owner Occupied

22%

34%

Full CLTV > 95

9%

SAIL 06-2

1%

2nd lien

SASCO 07-BC1

Loan Characteristics Change

Our Strategy: Increase Credit Enhancement and Lower MI
Percentage

Comparison of SAIL 2006-2 vs. SASCO 2007-BC1 Structure

2005/Early 2006 Performance and Recent Improvements

Early '06 to

Early '07

Enhancement

Class

Moodys/S&P/Fitch

WAL

Size $

Enhancement

Class

Moodys/S&P/Fitch

WAL

Size $

Enhancement

Increase

A1

Aaa/AAA/AAA

0.8

607,391,000

16.8%

A1

Aaa/AAA/AAA

1.8

237,022,000

25.0%

1.5x

A2

Aaa/AAA/AAA

2.0

150,075,000

16.8%

A2

Aaa/AAA/AAA

0.8

271,493,000

25.0%

1.5x

A3

Aaa/AAA/AAA

3.6

244,580,000

16.8%

A3

Aaa/AAA/AAA

2.0

46,472,000

25.0%

1.5x

A4

Aaa/AAA/AAA

6.4

114,835,000

16.8%

A4

Aaa/AAA/AAA

3.5

91,913,000

25.0%

1.5x

A5

Aaa/AAA/AAA

6.5

24,442,000

25.0%

1.5x

A6

Aaa/AAA/AAA

1.8

237,022,000

25.0%

1.5x

M1

Aa1/AA+/AA+

4.0

101,737,000

16.6%

M1

Aa2/AA/AA

4.0

84,875,000

10.4%

M2

Aa2/AA/AA

5.7

48,446,000

12.6%

1.2x

M2

Aa3/AA-/AA-

6.5

25,136,000

8.6%

M3

Aa3/AA-/AA-

6.5

19,378,000

11.0%

1.3x

M3

A1/A+/A+

4.5

20,124,000

7.1%

M4

A1/A+/A+

4.5

21,195,000

9.3%

1.3x

M4

A2/A/A

4.4

20,124,000

5.6%

M5

A2/A/A

4.5

14,534,000

8.1%

1.5x

M5

A3/A-/A-

4.4

15,428,000

4.4%

M6

A3/A-/A-

4.5

13,928,000

6.9%

1.6x

M6

Baa1/BBB+/BBB+

4.4

15,428,000

3.3%

M7

Baa1/BBB+/BBB+

4.4

13,323,000

5.8%

1.8x

M7

Baa2/BBB/BBB

4.4

11,404,000

2.4%

M8

Baa1/BBB/BBB+

4.4

9,690,000

5.0%

2.1x

M8

Baa3/BBB-/BBB-

4.2

10,733,000

1.6%

M9

Baa2/BBB-/BBB

4.4

11,506,000

4.0%

2.5x

B1

Ba1/BB+/BB+

3.9

7,379,000

1.1%

B1

Ba1/BB+/BB+

4.4

14,534,000

2.8%

2.7x

B2

Ba2/BB/NR

3.2

7,379,000

0.5%

B2

Ba2/BB/BB

4.3

13,927,000

1.7%

3.4x

OC

6,708,733

OC

20,589,984

1,341,599,733

1,211,151,984

Percentage of Aggregate Loans with MI

36%

Percentage of Aggregate Loans with MI

15%

SASCO 2007-BC1

SAIL 2006-2